We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Standard Employment Agreement dated as of February 11, 1997, December 30, 1996, December 18, 1996, December 12, 1996, November 12, 1996, September 30, 1996, August 1, 1996, July 29, 1996,
July 18, 1996, May 23, 1996, March 18, 1996, March 4, 1996, January 1, 1996,
the Standard Executive Employment Agreement dated as of July 9, 1997, March 1, 1997, July 1, 1996, January 1, 1996, the Standard Directors Agreements dated as of August 1, 1996, July 1, 1995, the Non-Standard Executive Employment Agreement dated as of January 13, 1998, August 5, 1997, the Standard Executive Employment Agreement (AMS) dated as of July 14, 1997, January 1, 1996, the Standard Employment Agreement (AMS) dated as of July 25, 1996, and Non Standard Consulting Agreement dated October 21, 1998, October 1, 1998, January 5, 1998, August 17, 1998, December 15, 1997, May 12, 1997, July 12, 1996, February 27,
1996, and September 19, 1995, of our report dated March 20, 1997, except for
Note 11, as to which the date is April 14, 1997, with respect to the consolidated financial statements of SGI International included in its Annual Report (Form 10-K) for the year ended December 31, 1996,filed with the Securities and Exchange Commission.



/s/ Ernst & Young
----------------------
Ernst & Young LLP

San Diego, Ca
November 30, 1998

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